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COLONIAL DATA TECHNOLOGIES CORP.        This Proxy is Solicited on Behalf of the
80 Pickett District Road                Board of Directors. The undersigned
New Milford, Connecticut  06776         hereby appoints Walter M. Fiederowicz,
                                        Timothy R. Welles and John N. Giamolis
                                        as Proxies, each such person acting
                                        individually with the power to appoint
                                        his or her substitute, and hereby
                                        authorizes them to represent and to VOTE as designated below, all shares of Common Stock of Colonial Data
                                        Technologies Corp., held of record by
                                        the undersigned on October 4, 1996 at
               PROXY                    the Special Meeting of Stockholders to
                                        be held on November 7, 1996 or any
                                        adjournment thereof.

1.  APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER

                [_] FOR         [_] AGAINST     [_] ABSTAIN

2. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy is solicited on behalf of the Board of Directors and unless a contrary direction is indicated will be voted at the meeting FOR approval and adoption of the Agreement and Plan of Merger.


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Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






MANAGEMENT URGES YOU TO SIGN AND RETURN         --------------------------------
THIS PROXY IMMEDIATELY TO INSURE ITS VOTE AT    Signature
THE SPECIAL MEETING TO BE HELD NOVEMBER 7,
1996
                                                --------------------------------
                                                Signature if held jointly



                                                Dated                       1996
                                                     -----------------------

                                                        No postage is required
                                                     if returned in the enclosed
                                                       envelope and mailed in
                                                          the United States.